Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

(Amendment No.   )

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Preliminary Information Statement

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Definitive Information Statement

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QUALSEC

(Name of Registrant as Specified In Its Charter)

QUALSEC

(Name of Person(s) Filing Proxy Statement)

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(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)Proposed maximum aggregate value of transaction:

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QUALSEC

996 Old Eagle School Road, Suite 1102

Wayne, Pennsylvania 19087-1806

INFORMATION STATEMENT

Mailing Date:  October 9, 2009

We are not asking you for a proxy and you are

requested not to send us a proxy

General

This Information Statement is furnished to the holders of Common Stock, no par value per share (the "Common Stock"), of Qualsec (the "Company") on behalf of the Company in connection with a proposed amendment to the Articles of Incorporation of the Company to change the name of the Company to “Vitamin Spice.”  This amendment has already been approved by the consent of persons holding 69,531,564 Shares, which is a majority of the 121,000,000 outstanding shares.  YOU ARE NOT BEING ASKED FOR A PROXY NOR TO VOTE ON THIS MATTER.  THIS DOCUMENT IS FOR INFORMATIONAL PURPOSES ONLY.

The cost of this Information Statement will be borne by the Company.

Record Date

The close of business on October 8, 2009, which is the date of the consent action by shareholders approving the amendment to its articles, was fixed as the record date pursuant to Section 17-16-704 of the Wyoming Business Corporation Act.

The voting securities of the Company are the shares of its Common Stock, of which 121,000,000 shares were issued and outstanding as of October 8, 2009.  All outstanding shares of Common Stock are entitled to one vote on each matter submitted for voting at any meeting.

Beneficial Ownership of Common Stock

Principal Shareholders, Directors and Officers.  The following table sets forth the beneficial ownership of the Company's Common Stock as of October 8, 2009 by each person known to the Company to own more than five percent (5%) of the Company's Common Stock and by each of the Company's current directors, and by all directors and officers of the Company as a group.  The table has been prepared based on information provided to the Company by each shareholder.

              Amount of

Name and

Beneficial

Percent of

Address

Ownership(1)

Class

Edward Bukstel

President and Director

42,092,264

34.8%

Dror Rom

Secretary and Director

27,439,300

22.7%

All executive officers and directors

  as a group ( 2 persons)

              69,531,564

         57.5%

(1)The business address of each of these persons is 996 Old Eagle School Road, Suite 1102

Wayne, PA 19087-1806

.

As of October 8, 2009, there were approximately 51 shareholders of record.

PROPOSAL NO. 1:

AMENDMENT OF CERTIFICATE OF INCORPORATION

CHANGE OF CORPORATE NAME

The stockholders holding a majority of the common stock have approved an amendment to Article First of the Company's Articles of Incorporation to change the name of the Company to “Vitamin Spice” or a similar name chosen by the Board of Directors.

The Board of Directors has proposed the name change to reflect the Company’s  recent acquisition of Vitamin Spice, LLC, which is engaged in the development and marketing of vitamin enriched spices.

The amendment will be filed with an effective date with the Wyoming Secretary of State no less than twenty days after the mailing of the Information Statement. Stockholders will not be required to exchange certificates.